北京市东城区东直门南大街1 号北京来福士中心办公楼二十五层
策略律师
CELUE LAW FIRM
25/F Raffles City Beijing Office Tower,No 1 Dongzhimen South Street,Beijing 100007
电话 /Tel: （86-10）52682888
传真 /Fax: （86-10）52682999
网址 /Website: www.celuelaw.com

July 26, 2023

To: Beroni Group Limited (the "**Company**" or "**Beroni Group**")/ 天津贝罗尼生物科技有限公司

Dear Sirs,

We are qualified lawyers in the People's Republic of China (the "**PRC**", for the purpose of this legal opinion, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan), and are qualified to provide formal legal opinions on the laws and regulations of the PRC (collectively "**PRC Laws**"). We have acted as the PRC legal counsel for the Company in connection with filing procedure with the China Securities Regulatory Commission (the "**CSRC**") regarding overseas listing (the "**CSRC Filling Procedure**"), and we hereby render this legal opinion (the "**Opinion**") as per your request.

1. PURPOSE

The Company plans to offer and list its securities on the Nasdaq Capital Market (the "**Nasdaq Listing**"). The Company requests that we opine as to whether or not it is subject to the filing obligations of the CSRC based on its public offering.

Our investigation was limited to a focused review of the Documents (as defined below) with respect to the key legal issues that have been set out under paragraph 6.

2. DEFINED TERMS AND HEADINGS

In this Opinion capitalised terms will have the meanings ascribed to them herein unless a contrary indication appears. Headings included in this letter are for ease of reference only and shall not affect interpretation.

3. DOCUMENTS

For the purposes of this Opinion, we have examined the following documentation (the "**Documents**") provided to us by the Company:

3.1 a copy of the Consolidated Financial Statements Year Ended 31 December 2022 of the Company audited by UHY Haines Norton Chartered Accountants (the "**Beroni Group 2022 Consolidated Financial Statements**");

3.2 a copy of the Financial Statement Year Ended 31 December 2022 of Tianjin Beroni Biotechnology Co., Ltd audited by Tianjin Zhongqi Zefeng Certified Public Accountants Co., Ltd. (the "**Beroni Tianjin 2022 Financial Statements**");

3.3 copies of the unaudited balance sheet, income statement and cash flow statement for the year ended 31 March 2023 of Beroni Pharmaceuticals (Guangdong) Co., Ltd;

3.4 a copy of the Form F-1/A Amendment No.7 of Beroni Group Limited as filed with the U.S. Securities and Exchange Commission on 2 February 2023 and the updated draft Form F-1 to be filed with the U.S. Securities and Exchange Commission.

3.5 copies of business agreements and contracts;

3.6 copies of employment agreements and letters of appointments of key management personal and research employees of the Company and its subsidiaries;

3.7 copies of the documents provided to us by the Company up to the date of this Opinion in accordance with the supplemental due diligence lists sent by us to the Company and other copies of documents provided to us by the Company during our legal due diligence.

For the avoidance of doubt, "to the best of our knowledge after due inquiry" herein is to the extent of (i) the Documents, and (ii) our reasonable inquiries and investigations on the date of this Opinion on the official websites of National Enterprises Credit Information Publicity System, and National Stock Exchange of Australia (the "**Public Search**"). Except for the Public Search, no independent search, investigation or other verification action has been conducted by us with any PRC authorities for the purpose of issuing this Opinion.

4. PRC LAWS

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the "**Trial Administrative Measures**") and relevant supporting guidelines (collectively, the "**New Administrative Rules Regarding Overseas Listings**"), which became effective on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC. When a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC.

Pursuant to the relevant provisions of the Trial Administrative Measures, indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company's major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect:

(1) 50% or more of any of the indicators of the issuer's operating revenue or total profit or total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies (the "**Financial Condition**"); and

(2) the issuer's principal business activities are conducted in the Chinese Mainland, or its principal places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland (the "**Business Condition**").

5. ASSUMPTIONS

The opinions set out in this Opinion are based upon the following assumptions:

5.1 The genuineness of all signatures (wet ink or digital), stamps and seals, the completeness and conformity to originals of all documents supplied to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies of whatever nature and the authenticity of the original documents.

5.2 All the Documents and the factual statements provided to us (which, for the avoidance of doubt, excludes the opinions set out herein) are complete, true and correct, and the Company has not withheld from us any material information which is relevant for the purposes of providing this Opinion. This Opinion is limited to the facts reflected in the Documents and known to us as of the date of this Opinion.

5.3 The Company and its subsidiaries are duly incorporated and validly existing under the laws of relevant jurisdiction.

5.4 That all parties to the Documents have complied with all regulatory requirements applicable to the conduct of their business in accordance with applicable laws.

5.5 All contracts and/or agreements provided to us and referred to in paragraph 3 above, have been duly executed in the absence of fraud or mutual mistake of fact and there are no other arrangements between any of the parties to such contracts and/or agreements which modify, amend, supersede or conflict with them.

5.6 That (i) each of the parties to the Documents is a validly existing legal entity with the capacity, power, authority and right to enter into the Documents to which it is a party and to perform its obligations thereunder, (ii) the execution of the Documents by or on behalf of such parties has, in each case, been duly and validly authorised and (iii) the Documents have been duly and validly executed by such parties on the relevant signing date.

5.7 That as at the date hereof, (i) none of the parties to the Documents is insolvent or has passed a voluntary winding-up resolution, (ii) no petition has been presented or order made by a court or any other competent authority for the winding-up, reorganisation, dissolution, administration, bankruptcy or for the submission of any such person to any of the insolvency procedures provided by applicable laws, or any analogous proceedings under the law of its place of establishment or incorporation, as the case may be, and no receiver, manager, trustee, administrator, liquidator, commissioner or similar officer have been appointed in relation to it or any of its respective assets or revenues; (iii) each of the parties to the Documents will not, neither is likely to, be unable to fulfil on a regular basis its obligations and pay its debts as they fall due.

5.8 That each of the Documents constitutes a legal, valid and binding obligation of the parties to it.

5.9 That all governmental or regulatory consents, approvals or authorisations required with respect to each of the persons or entities expressed to be party to the Documents under any applicable laws for its entry into and performance of the Opinion Documents have been obtained and are in full force and effect.

5.10 We have not reviewed any document other than the Documents set out under paragraph 3. In particular, we have not reviewed any document (other than the Documents set out under paragraph 3) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional

matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

5.11 That any law, other than the laws of relevant jurisdiction, which may apply to the Documents or the transactions contemplated thereby would not be such as to affect any conclusion stated in this opinion.

5.12 That there are no documents, facts, matters or circumstances not disclosed to us which may have a material effect on the opinions set out in this letter.

5.13 This opinion is limited to the laws of the PRC currently in force, with the exclusion of tax laws and tax regulations and related matters. We express no opinion as to matters of fact or taxation.

6. OPINION

Based on such assumptions and subject to the reservations set out below, we are of the opinion that on the date hereof:

6.1 The Company is a limited by share and public company listed on the National Stock Exchange in Australia under the symbol of “BTG”.

6.2 To the best of our knowledge after due inquiry, the corporate structure of the Company is set out in Schedule I. The domestic companies under the meaning of New Administrative Rules Regarding Overseas Listings are Beroni Tianjin and Beroni Guangdong.

6.3 To the best of our knowledge after due inquiry, the principal businesses of the Company includes (i) research and development of anti-cancer drugs; (ii) research and development of cell therapies; (iii) detection and treatment of infectious diseases and (iv) E-commerce sales of pharmaceutical and healthcare products. The principal businesses of the Company are mainly conducted by the Company’s subsidiaries, which are set out in Schedule II.

6.4 According to Beroni Group 2022 Consolidated Financial Statements, the total asset of the Company as at 31 December 2022 is AUD10,381,746, while in accordance with Beroni Tianjin 2022 Financial Statements, the total asset of Beroni Tianjin as at 31 December 2022 is RMB29,700,356.61, which means approximately 60% of the Company’s (as issuer) total assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Beroni Tianjin.

6.5 To the best of our knowledge after due inquiry, as of the date of this Opinion, (i) three of the principal business activities of the Company, which are research and the development of anti-cancer drugs, cell therapies, and detection and diagnosis of infectious diseases are conducted through its subsidiaries outside the PRC; (ii) the principal places of business of these key activities , which are laboratories and offices as set out in Schedule II are located outside PRC; (iii) of the seven (7) key management personnel, as set out in Schedule III, who are in charge of the business operations and management of the Company, four (4) of them are not Chinese citizens and are domiciled outside of Chinese Mainland. Pursuant to Trial Administrative Measures, the Nasdaq Listing does not meet the Business Condition.

6.6 To the best of our knowledge after due inquiry, according to Trial Administrative Measures, the Nasdaq Listing of the Company does not meet both the Financial Condition and the Business Condition, which means the Nasdaq Listing is not an indirect offering and listing of securities in overseas markets as prescribed in the Trial Administrative Measures and the PRC subsidiaries of the Company do not need to fulfil the CSRC Filling Procedure.

7. LIMITS OF OUR OPINION

This Opinion is solely for the benefit of the persons to whom it is addressed. It or any of its copies shall not be transmitted to anyone else nor shall it be relied upon by anyone else or for any other purpose without our prior written permission except that it may be disclosed to (but shall not be relied upon by) your respective affiliates, legal and professional advisers or as may be required in connection with any legal process or the inquiry or demand of any governmental or regulatory authority or agency with jurisdiction over any of the foregoing or to the extent required by any applicable law or regulation.

(The remaining is intentionally left blank)

策略律师
CELUE LAW FIRM
北京市东城区东直门南大街1 号北京来福士中心办公楼二十五层
25/F Raffles City Beijing Office Tower,No 1 Dongzhimen South Street,Beijing 100007
电话 /Tel: (86-10) 85197758
传真 /Fax: (86-10) 85197768
网址 /Website: www.celuelaw.com

(Signature Page of PRC Opinion)

Yours faithfully,

Celue Law Firm

____

北京市东城区东直门南大街1 号北京来福士中心办公楼二十五层
25/F Raffles City Beijing Office Tower,No 1 Dongzhimen South Street,Beijing 100007
电话 /Tel: （86-10）85197758
传真 /Fax: （86-10）85197768
网址 /Website: www.celuelaw.com

Schedule I Corporate Structure

Name of Company	Shareholders	Shareholding	Jurisdiction
Beroni Group Limited (the **"Beroni Group"**)	Public	Listed	Australia
Beroni Hongkong Co., Limited (the "**Beroni Hongkong**")	Beroni Group	100%	Hong Kong SAR
Beroni Biotech Inc. (the "**Beroni Biotech**")	Beroni Group	100%	Japan
Beroni USA Corporation (the "**Beroni USA**")	Beroni Group	100%	USA
Tianjin Beroni Biotechnology Co., Ltd (the "**Beroni Tianjin**")	Beroni Hongkong	100%	PRC
Beroni Pharmaceuticals (Guangdong) Co., Ltd (the "**Beroni Guangdong**")	Beroni Group	80%	PRC
	Guangdong Xin Goldman Sachs Management Partnership (Limited Partnership)	20%	
PENAO Pty Ltd (the "**PENAO Ltd**")	Beroni Group	60%	Australia
	NewSouth Innovations Pty Ltd.	40%	
Dendrix Inc. (the "**Dendrix**")	Beroni Group	17.92%	Japan
	Other	82.08%	

北京市东城区东直门南大街1 号北京来福士中心办公楼二十五层
25/F Raffles City Beijing Office Tower,No 1 Dongzhimen South Street,Beijing 100007
电话 /Tel: （86-10）85197758
传真 /Fax: （86-10）85197768
网址 /Website: www.celuelaw.com

Schedule II Information of Company Business

Name of Company	Jurisdiction and Place of Business	Business	Detail
Beroni Group	Australia	Holding company	Investments
Beroni Hongkong	Hong Kong SAR	Intermediate holding company	-
PENAO Ltd	Australia	research and development of anti-cancer drug	research and development and clinical trial of new anti-cancer drug named "PENAO"
Beroni Guangdong	PRC	research and development of cell therapies	research and development and clinical trial of dendritic cell (the "**DC**") vaccine therapy and allogeneic γδT cell therapy
Dendrix	Japan		
Beroni Biotech	Japan		
Beroni USA	USA	detection and treatment of infectious diseases	sale of CII-ArboViroPlex rRT-PCR Assay
Beroni Tianjin	PRC	E-commerce sales of pharmaceutical and healthcare products	sale of NicoBloc (an anti-smoking product) and BeiLeMei (a health supplement product) etc.

Schedule III Management

Name	Position	Nationality	Location	Appointment date
Boqing Zhang	Chairman/CEO	Chinese	Tianjin, China	2016.06.17
Hai Huang	Director	Chinese	Tianjin, China	2016.11.03
Peter Yap Ting Wong	Director/CFO	Australian	Sydney, Australia	2016.09.30
Libing Guo	Director	Chinese	Tianjin, China	2016.11.03
Richard Buchata	Director	Australian	Melbourne, Australia	2020.07.01
John Chiplin	Director	British	London, England	2022.04.01
Nicholas Ong	Director	Australian	Perth, Australia	2021.03.01